UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2007

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 12, 2007, Immunicon Corporation (“Immunicon”) received a deficiency letter from The Nasdaq Stock Market indicating that Immunicon does not comply with Marketplace Rule 4450(a)(3), which requires Immunicon to have a minimum of $10,000,000 in stockholders’ equity for continued listing on The Nasdaq Global Market. The staff of The Nasdaq Stock Market (the “Nasdaq Staff”) noted that Immunicon reported stockholders’ equity of $8,653,000 in its Quarterly Report on Form 10-Q for the period ended September 30, 2007. Accordingly, the Nasdaq Staff is reviewing Immunicon’s eligibility for continued listing on The Nasdaq Global Market. The Nasdaq Staff has requested that on or before November 27, 2007, Immunicon submit a plan for regaining and sustaining compliance with all applicable continued listing requirements of The Nasdaq Global Market, including the minimum stockholders’ equity requirement.

Alternatively, if Immunicon wishes to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market, the Nasdaq Staff has requested that the application for such transferred listing to The Nasdaq Capital Market be submitted on or before November 27, 2007.

Immunicon has decided to submit an application to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market and expects to submit such application on or prior to November 27, 2007, though there can be no assurance that the application will be sufficient to secure listing on The Nasdaq Capital Market.

On November 16, 2007, Immunicon issued a press release announcing its receipt of the letter from The Nasdaq Stock Market described above. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Press release dated November 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	/s/ JAMES G. MURPHY
James G. Murphy
Senior Vice President, Finance and
Administration and Chief Financial Officer

Dated: November 16, 2007

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release dated November 16, 2007.